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                                                            Exhibit 21.1

                              LIST OF SUBSIDIARIES


                                            Jurisdiction of
Name                                         Incorporation
-----                                       ---------------

FEI Asia Corporation                           Oregon
FEI Company FSC Ltd.                          Barbados
FEI Europe GmbH                                Germany
FEI Europe Limited                             United Kingdom
Philips Electron Optics International B.V.     Netherlands
Philips Electron Optics B.V.                   Netherlands
Philips Electron Optics Nederland B.V.         Netherlands
Philips Electron Optics Japan, Ltd.            Japan
Philips Electron Optics U.K. Limited           United Kingdom
Philips Electron Optics Czech Republic SRO     Czech Republic
Philips Optique Electronique S.A.S.            France
Philips Electron Optics S.R.L.                 Italy
Philips Electron Optics GmbH                   Germany
Philips Electron Optics Inc.                   Delaware
Philips Electron Optics Canada Ltd.            Canada